Exhibit 10.12
This document prepared by and
after Recording Return to:

Updike, Kelly & Spellacy, P.C.
100 Pearl Street
P.O. Box 231277
Hartford, CT 06123-1277
Attn: Robert J. Martino, Esq.

                                                                      Space Above for Recorder’s Use

OPEN-END
MORTGAGE DEED AND SECURITY AGREEMENT

FROM

EDAC TECHNOLOGIES CORPORATION

TO

TD BANK, N.A.

June 1, 2012

OPEN-END MORTGAGE DEED AND SECURITY AGREEMENT

TO ALL PEOPLE TO WHOM THESE PRESENTS SHALL COME, GREETINGS:

KNOW YE, that EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (hereinafter called the “Borrower”), for the consideration of ONE DOLLAR ($1.00) and other good and valuable consideration received to the Borrower’s full satisfaction from TD BANK, N.A., a national banking association with an office located at 102 West Main Street, New Britain, Connecticut 06050-0174 (hereinafter called the “Bank”), does hereby give, grant, bargain, sell and confirm, with MORTGAGE COVENANTS (hereinafter referred to as the “Mortgage”), unto the Bank, its successors and assigns forever the real property and improvements thereon known as 10 New Britain Avenue, Plainville, Connecticut and described in more detail on Exhibit A attached hereto and made a part hereof (the “Property”).

TO HAVE AND TO HOLD the above granted and bargained Property, with the privileges and appurtenances thereof unto it, the said Bank, its successors and assigns forever, to its and their own proper use and behoof.

THE CONDITION OF THIS DEED IS SUCH THAT:

WHEREAS, Borrower, GROS-ITE INDUSTRIES, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 and APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (collectively, the “Original Borrowers”) and Bank entered into a Credit Agreement dated as of May 27, 2009, as amended by that certain First Amendment to Credit Agreement and Modification of Mortgage (the “First Amendment”) by and between Original Borrowers and Bank and dated July 21, 2010, and as further amended by that certain Second Amendment to Credit Agreement and Modification of Mortgage (the “Second Amendment”) by and between Original Borrowers and Bank and dated November 24, 2010, as amended by that certain Third Amendment to Credit Agreement and Modification of Mortgage (the “Third Amendment”) by and between Original Borrowers and Bank and dated July, 27, 2011 and as further amended by that certain Fourth Amendment to Credit Agreement and Modification of Mortgage and Joinder (the “Fourth Amendment”) by and between Credit Parties (defined herein) and Bank and dated as of the date hereof (as further amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Bank may make advances and extend other financial accommodations to the Credit Parties; and

WHEREAS, on or about the date hereof Borrower is acquiring an ownership interest in EBTEC CORPORATION, a Delaware corporation, with a place of business at 120 Shoemaker Lane, Agawam, Massachusetts 01001 (“EBTEC”, together with the Original Borrowers, the “Credit Parties”) and in connection therewith, EBTEC has agreed to, and pursuant to the terms hereof shall, become a “Borrower” under the Credit Agreement and Other Documents; and

WHEREAS, pursuant to the Credit Agreement the Bank has made, inter alia, a Fourth Term Loan in the amount of  TWO MILLION ONE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($2,120,000.00) (the “Loan”) to the Credit Parties, which Loan is evidenced by a certain Fourth Term Note of even date herewith in the original amount of TWO MILLION ONE HUNDRED TWENTY THOUSAND AND 00/100 DOLLARS ($2,120,000.00) (the “Note”), a copy of which is attached hereto as Exhibit B and made a part hereof; and

WHEREAS, the Note has a final maturity date of the earlier of (i) July 31, 2013, and (ii) the date of the sale of the Property; and

WHEREAS, the Loan is payable in the manner set forth in the Note and the Credit Agreement; and

WHEREAS, the Credit Parties are justly indebted to the Bank pursuant to the terms of the Note and the Credit Agreement subject to the following additional terms and conditions:

SECTION 1
DEFINITIONS

The following terms as used herein shall have the following meanings:

“Building Service Equipment” shall mean all apparatus, fixtures and articles of personal property owned by the Borrower now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any building, structure or other improvement located on or included in the Property, including, but without limiting the generality of the foregoing, all engines, furnaces, boilers, stokers, pumps, heaters, tanks, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electrical fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of the building standing on the Property (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such building or to persons other than the Borrower, unless the same be abandoned by any such lessee or other occupant or person), together with any and all replacements thereof and additions thereto.

“Disposal” shall have the meaning assigned to it in Section 3.6 hereof.

“Event of Default” shall mean (a) any Event of Default under the Credit Agreement, the Note or the other Loan Documents, or (b) any default in the payment or performance of the obligations of the Borrower hereunder.

“Hazardous Materials” shall have the meaning assigned to it in Section 2.6(b) hereof.

“Hedging Contracts” means interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between Credit Parties and Bank and designed to protect Credit Parties against fluctuations in interest rates or currency exchange rates.

“Hedging Obligations” means, with respect to Credit Parties, all liabilities of Credit Parties to Bank under Hedging Contracts.

“Loan Documents” shall mean this Mortgage, the Credit Agreement, the Note, the Hedging Contracts and all other documents, agreements or instruments executed in connection therewith.

“Note” shall have the meaning assigned to it in the recitals to this Mortgage.

“Obligations” shall mean all indebtedness, liabilities, obligations, covenants and agreements of the Credit Parties to the Bank now existing or hereafter arising or incurred under the Note and this Mortgage, whether individually or collectively, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising thereunder or hereunder by contract, operation of law or otherwise and whether before or after any judgment relating to any of the foregoing.

“Permitted Encumbrances” shall mean the encumbrances listed on Exhibit C attached hereto and incorporated herein by reference as if fully set out herein.

“Property” shall mean the property described in Exhibit A attached hereto and incorporated herein by reference as if fully set out herein.

“Property Income” shall mean all rents, income, profits, security deposits and other benefits to which the Borrower may now or hereafter be entitled from any lease, tenancy or rights of use of all or any part of the Property and/or the income generated from the business operations conducted at or from the Property.

“Release” shall have the meaning assigned to it in Section 3.6 hereof.

“Spill” shall have the meaning assigned to it in Section 3.6 hereof.

SECTION 2
REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents, covenants and warrants to the Bank as follows:

Section 2.1.  Title to Property.  The Borrower warrants it has good, fee simple title to the Property (as described in Exhibit A annexed hereto) subject only to the Permitted Encumbrances and that it shall warrant, defend and preserve such title and the rights granted by this Mortgage with respect thereto against all claims of all persons or entities.

Section 2.2.  Authority; No Encumbrances.  The Property is now free and clear of all encumbrances whatsoever except Permitted Encumbrances, and the Borrower has good right and lawful authority to mortgage and convey the same in the manner and form hereby mortgaged and conveyed.

Section 2.3.  No Conflicts.  The execution and delivery of this Mortgage does not, and the performance and observance of the terms hereof will not, contravene any provision of existing law, ordinance, rule, regulation or order of any Federal, state or local governmental body, instrumentality or agency, and will not conflict with or result in any breach of the terms, conditions or provisions of, or constitute a default under or result in or permit the creation or imposition of any charge or encumbrance upon any of the properties or assets of the Borrower pursuant to, any indenture, mortgage or other agreement or instrument to which the Borrower is a party or by which its properties or assets are bound.

Section 2.4.  Governmental Filings.  Other than the recording of this Mortgage and the filing of uniform commercial code financing statements with the appropriate recording and filing offices in the State of Connecticut, no approval, authorization or other action by, or filing with, any Federal, state, or local body, instrumentality or agency, is required under existing law in connection with the execution and delivery by the Borrower of this Mortgage.

Section 2.5.  No Leases.  Except as set forth in Exhibit E attached hereto and made a part hereof, there are presently in effect no leases of the Property or any part thereof.

Section 2.6.  Environmental Compliance.  To the best of Borrower’s knowledge, based upon a diligent investigation of the environmental condition of the Property, makes the following representations and warranties.

(a)
Except as set forth in those certain environmental reports and documents delivered to the bank (the “Environmental Reports”), none of the Borrower, or any operator of the Property, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.  (“RCRA”) and regulations promulgated thereunder, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter “Environmental Laws”), which violation involves the Property or would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower.

(b)
With respect to the Property, the Borrower has received no notice from any third party including, without limitation, any Federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Materials”) which it has generated, transported or disposed of have been found at any site at which a Federal, state or local agency or other third party has conducted or has ordered that the Borrower conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

(c)
(i) Except as set forth in the Environmental Reports, no portion of the Property has been used for the handling, processing, storage or disposal of Hazardous Materials except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Property; (ii) in the course of any activities conducted by the Borrower, or the operators of their properties, no Hazardous Materials have been generated or are being used on the Property, except in accordance with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a “Release”) or threatened Release of Hazardous Materials on, upon, into or from the Property, which Release would have a material adverse effect on the value of any of the Property or adjacent properties or the environment; (iv) to the best of the Borrower’s knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Property which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Property; and (v) any Hazardous Materials that have been generated on any of the Property have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower’s knowledge, operating in compliance with such permits and applicable Environmental Laws.

(d)
None of the Property is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, by virtue of the transactions set forth herein and contemplated hereby.

(e)
The Borrower covenants and agrees that it will indemnify and hold the Bank harmless from and against any and all expense, damage, loss or liability incurred by the Bank (including, without limitation, all costs of legal representation incurred by the Bank in connection with enforcing the provisions hereof, or otherwise) arising from the application of any law, including any so-called “Super Fund,” “Transfer Act” or “Super Lien” legislation, relating to the presence of Hazardous Materials on the Property, whether such legislation is Federal, state or local in nature.  It is expressly acknowledged by the Borrower that, notwithstanding anything to the contrary set forth herein, this covenant of indemnification shall survive any foreclosure of the lien and security interest of this Mortgage or the discharge of this Mortgage and shall inure to the benefit of the Bank, its successors and assigns.

Section 2.7.  Absence of Litigation.  There are no actions, suits, proceedings or investigations, including, without limitation, condemnation and eminent domain proceedings, pending or, to the best of the Borrower’s knowledge, threatened, against or affecting the Property, or which may involve or affect the validity of this Mortgage, and the Borrower is not in default with respect to any order, writ, injunction, decree or demand of any Federal, state or local governmental body, instrumentality or agency affecting the Property or the use and occupancy thereof.

Section 2.8.  Execution, Delivery and Enforceability.  The Borrower is duly authorized to make and enter into this Mortgage and to carry out the transactions contemplated by the Credit Agreement, the Note and the other Loan Documents.  This Mortgage has been duly executed and delivered by the Borrower and is the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject only to the effect of any applicable Bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and the discretionary nature of specific performance and other equitable remedies.

Section 2.9.  Compliance with Law.  The Property is in compliance with all applicable Federal, state and local laws, rules, ordinances and regulations, including but not limited to those governing zoning, land use, subdivision control, health, safety, fire protection and protection of the environment.

Section 2.10.  Condition of the Property.  The Property is in good order and repair and is free of all defects other than such defects as have been previously disclosed to and are acceptable to the Bank.

SECTION 3
CERTAIN COVENANTS AND CONDITIONS

The Borrower covenants and agrees as follows:

Section 3.1.  Governmental Charges.  The Borrower shall pay before the same become delinquent all taxes, charges, sewer use fees, water rates and assessments of every name and nature, whether or not assessed against the Borrower, if applicable or related to the Property, or any interest therein, or applicable or related to any of the Obligations, which, if unpaid, might by law become a lien or charge upon all or any part of the Property; provided, however, that so long as no distraint, foreclosure sale or other levy upon or transfer with respect to the Property or any part thereof shall have been effected or threatened, the Borrower shall not be required to pay any such taxes, charges, fees, rates and assessments by reason of this Section 3.1 if (a) the amount, applicability or validity thereof is currently being contested by the Borrower in good faith by appropriate legal proceedings, (b) the Borrower shall have set aside on its books reserves (segregated to the extent required by sound accounting principles and practices) reasonably deemed by the Bank to be adequate with respect thereto, and (c) the Borrower shall have provided to the Bank a bond or other security of such nature and in such amount as the Bank deems sufficient as security for payment thereof.

Section 3.2.  Provision For Payment of Governmental Charges and Other Obligations.  To assure the payment of all taxes, charges, sewer use fees, water rates, ground rents and assessments of every name and nature, or any other obligations which may have or acquire priority over this Mortgage, and which are assessed or payable with reference to the Property, the Borrower shall deposit with the Bank, on the first day of each month, a sum determined by the Bank to be sufficient to provide, in the aggregate, a fund adequate to pay any such amounts at least ten (10) days before the same become delinquent; and whenever the Bank determines sums accumulated under the provisions of this Section 3.2 to be insufficient to meet the obligation for which such deposits were made, the Borrower shall pay, on the demand of the Bank, any amount required to cover the deficiency therein.  Every such deposit may, at the option of the Bank, be applied directly against the obligation with reference to which it was made, or, to the fullest extent permissible according to law, any other obligation of the Borrower secured hereby.  Such deposits may, to the fullest extent permitted by law, be commingled with other assets of the Bank and, in the discretion of the Bank, invested by the Bank for its own account, without any obligation to pay income from such investment, or interest on such deposits, to the Borrower, or to account to the Borrower for such income in any manner.

Section 3.3.  Maintenance of Property; Alterations.  Borrower shall keep and maintain the Property in as good repair and condition as the same now is or may hereafter be put (ordinary wear and tear excepted), damage from casualty expressly not excepted, shall make all such needful and proper repairs, replacements, additions and improvements thereto as shall be necessary for the proper conduct of its business thereon, and shall not permit or commit waste on the Property.  The Borrower will make or cause to be made, as and when the same shall become necessary, all structural and non-structural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen repairs, renewals and replacements necessary to that end.  The Borrower shall not permit removal or alteration of anything which constitutes a part of the Property without the consent of the Bank.  The Borrower shall permit the Bank to enter the Property at any reasonable time to determine whether the Borrower is in compliance with its obligations under this Mortgage.

Section 3.4.  Insurance.  The Borrower agrees, at the Borrower’s sole cost and expense, to keep the Property insured at all times throughout the term of this Mortgage with policies of insurance as follows:

(a)
casualty or physical hazard insurance on an “all risks” basis, with broad form building code, valuable papers, extra expenses, extended period of indemnity and electronic data processing coverages, with a full replacement cost endorsement (including builder’s risk during any period or periods of time that construction or remodeling is being performed on the Property) and an “agreed amount” clause, in an amount equal to 100% of the full replacement cost of all improvements (excluding only the reasonable value of footings and foundations) and the Borrower’s contents therein, such amount to be determined annually by an insurer or qualified appraiser selected and paid for by the Borrower and acceptable to the Bank, and in any event, in an amount sufficient to prevent the Borrower from incurring any coinsurance liability;

(b)
if at any time the Property or any portion thereof is located in a “Flood Hazard Area” pursuant to the Flood Disaster Protection Act of 1973 (or any successor thereto), flood insurance in such total amount as the Bank shall reasonably require from time to time (or the maximum amount available, if less); and

(c)
insurance with respect to other insurable risks and coverages relating to the Property (including, without limitation, commercial general public liability insurance (broad form), loss of income (rent insurance or business interruption insurance), boiler insurance, builder’s risk insurance and worker’s compensation insurance) in such amounts and containing such terms and conditions as the Bank may reasonably require from time to time.

The Borrower shall deposit certified copies of all insurance policies (or certificates thereof acceptable to the Bank) providing coverage applicable to the Property, whether or not required by this Mortgage, with the Bank forthwith after the binding thereof, and shall deliver to the Bank new policies (or certificates acceptable to the Bank) for any insurance about to expire at least thirty (30) days before such expiration.  All such insurance policies (other than liability policies) shall be first payable in case of loss to the Bank by means of a standard non-contributory mortgagee clause, shall be written by such companies, on such terms, in such form and for such periods and amounts as the Bank shall from time to time approve, shall be primary and without right of contribution from other insurance which may be available, shall waive any right of setoff, counterclaim, subrogation, or any deduction in respect of any liability of the Borrower and the Bank, shall provide that with respect to the Bank, the insurance shall not be invalidated by any action or inaction by the Borrower including without limitation any representations made by the Borrower in the procurement of such insurance, and shall provide that such policies shall not be canceled or amended without at least thirty (30) days prior written notice to the Bank.  All public liability insurance policies shall include the Bank as an additional named insured.  All such insurance policies shall provide that all losses thereunder shall be adjusted by the Borrower, so long as no Event of Default has occurred and is continuing; provided, however, that in no event shall the Borrower approve or consent to any final adjustment in an amount exceeding FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000) without obtaining the Bank’s prior written approval of the amount of such adjustment, and after an Event of Default has occurred and so long as any such Event of Default continues, the Borrower shall not consent to a final adjustment in any amount without obtaining the Bank’s prior written approval.  After an Event of Default, the Borrower hereby grants the Bank full power and authority as irrevocable attorney-in-fact of the Borrower to cancel or transfer such insurance, to collect and endorse any checks issued in the name of the Borrower and to retain any premium and to apply the same to the Obligations secured hereby.

Section 3.5.  Casualties and Takings.  All proceeds of any property or casualty insurance or awards of damages on account of any taking or condemnation for public use of or injury to the Property shall be paid to the Bank.  In the case of a casualty loss or taking, the Bank may, in its discretion, apply such proceeds to or toward the Obligations (in which event the Borrower shall be relieved of the obligation in Section 3.3 of this Mortgage to repair the part of the Property damaged by the loss or taking with respect to which such proceeds are paid), or if the Bank shall require repair of that part of the Property so damaged or remaining after such loss or taking, the Bank shall release to the Borrower proceeds paid to it in accordance with the Bank’s usual procedures for funding construction advances, and subject to any conditions on future advances contained in the Credit Agreement, to be applied against the cost of repairing and restoring the Property or the remaining portion thereof, with any balance remaining to be applied to or toward the Obligations.  Notwithstanding anything in this Section 3.5 to the contrary, however, if there are no insurance proceeds available with respect to a casualty loss for any reason, e.g., if a casualty loss is not covered by any insurance applicable to the Property (whether or not required by this Mortgage), or if any insurer shall deny a casualty loss is covered by its policy, or if any insurer shall fail to pay a claim as a result of the insurer’s insolvency, the Borrower shall not be relieved of any obligations under Section 3.3 of this Mortgage.

Section 3.6.  Hazardous Materials; Asbestos.  Borrower further covenants and agrees that it will:

(a)
not store, Dispose of, Spill, Release or allow the Release of any Hazardous Materials on the Property (except in compliance with all Federal, state or local laws, rules, ordinances and regulations pertaining thereto);

(b)
either directly nor indirectly transport or arrange for the transport of any Hazardous Materials (except in compliance with all Federal, state or local laws, rules, ordinances and regulations pertaining thereto);

(c)
in the event of any change in the laws governing the assessment, Spill, Release or removal of Hazardous Materials, which change would lead a prudent lender to require additional testing to avail itself of any statutory insurance or limited liability, take all such action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Materials are or ever were Spilled, Released or Disposed of on the Property;

(d)	provide the Bank with written notice:

(i)upon the Borrower’s obtaining knowledge of any potential or known Spill, Release, or threat of Release, of any Hazardous Materials at or from the Property;

(ii)upon the Borrower’s receipt of any notice to such effect from any Federal, state or local governmental body, instrumental agency; or

(iii)upon the Borrower’s obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials for which expense or loss the Borrower may be liable or for which expense a lien may be imposed on the Property; and

(e)
if any Spill, Release or Disposal of Hazardous Materials shall occur or shall have occurred on the Property, cause the prompt containment and removal of such Hazardous Materials and remediation of the Property in full compliance with all applicable Federal, state or local laws, rules, ordinances and regulations.

The terms “Spill” (or “Spilled”) and “Release” (or “Released”) shall have the meaning specified thereof in CERCLA and the term “Disposal” (or “Disposed”) shall have the meaning specified in RCRA; provided, that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment and provided further, to the extent that the laws of the state where the Property is located establish a meaning for “Spill”, “Release” or “Disposal” which is broader than specified in either CERCLA or RCRA, such broader meaning shall apply.

Section 3.7.  Environmental Assessments.  At any time after an Event of Default shall have occurred hereunder, or, whether or not an Event of Default shall have occurred, at any time after the Bank shall receive notice of a Spill, Release or threatened Release of Hazardous Materials from the Borrower, or shall have received notice from any other source deemed reliable by the Bank that a Spill or Release of Hazardous Materials may have occurred, the Bank may at its election after five (5) days prior notice to the Borrower obtain one or more environmental assessments of the Property prepared by a geohydrologist, an independent engineer or other qualified consultant or expert approved by the Bank evaluating or confirming (i) whether any Hazardous Materials are present in the soil or water at or adjacent to the Property, and (ii) whether the use and operation of the Property comply with all applicable Environmental Laws relating to air quality, environmental control, release of oil, hazardous materials, hazardous wastes and hazardous substances, and any and all other applicable environmental laws.  Environmental assessments may include detailed visual inspections of the Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of the Property and the use and operation thereof with all applicable Environmental Laws.  All such environmental assessments shall be at the sole cost and expense of the Borrower.

Section 3.8.  Notice of Condemnation.  The Borrower, immediately upon obtaining knowledge of the institution of any proceeding for the condemnation or requisition of the Property or any portion thereof, shall notify the Bank of the pendency of such proceeding.  The Bank may participate in such proceeding, and the Borrower from time to time shall deliver to the Bank all instruments requested by the Bank to permit such participation.

Section 3.9.  Leases; Assignments; Subordination.  The Borrower shall not lease the Property or any part thereof without the prior written consent of the Bank.  If the Bank shall consent and the Borrower shall enter into a lease, the Borrower shall faithfully keep, observe and satisfy all the obligations on the part of the lessor to be kept, performed and satisfied under every lease from time to time in force with reference to the Property, and shall not alter or terminate any such lease, or any guarantee of such lease, except in the ordinary course of business, or accept any rentals for more than one (1) month in advance.  The Borrower shall submit to the Bank for its review and prior written approval all draft agreements, related materials and all other information relating to all proposed leases of the Property or any portion thereof, all proposed lease modifications relating to the leases described in Exhibit C hereto, and all proposed renewals of such leases.  The Borrower hereby assigns to the Bank all rents and profits under any and all leases of the Property; provided, however, that the Borrower shall be entitled to retain such rents and profits until an Event of Default shall have occurred.  At any time on notice from the Bank, the Borrower shall submit to the Bank for examination all such leases and on the demand of the Bank, shall execute and deliver a separate instrument collaterally assigning any or all such leases, or the rents and profits thereof, in form satisfactory to the Bank.  The Bank shall have the right, by the execution of suitable written instruments from time to time, to subordinate this Mortgage, and the rights of the Bank hereunder, to any lease or leases from time to time in force with reference to the Property, and, on the execution of any such instrument, this Mortgage shall be subordinate to the lease for which such subordination is applicable with the same force and effect as if such lease had been executed and delivered, and a notice thereof recorded to the extent required to give notice to third persons, prior to the execution, delivery and recording of this Mortgage.  Nothing contained in this Section 3.9 is intended, nor shall it be deemed, to constitute consent by the Bank to a subordination of the lien of this Mortgage.

Section 3.10.  Prior Mortgages.  If this Mortgage, by its terms, is now, or at any time hereafter, becomes subject or subordinate to a prior mortgage, the Borrower shall fully perform its obligations under such prior mortgage and shall not, without the consent of the Bank, agree to the modification, amendment or extension of the terms or conditions of such prior mortgage.  Nothing contained in this Section 3.10 is intended, nor shall it be deemed, to constitute consent by the Bank to a subordination of the lien of this Mortgage.

Section 3.11.  Encumbrances.  The Borrower shall not create or permit to be created or permit to exist any encumbrance on the Property (other than a lien for property taxes not yet due and payable and the Permitted Encumbrances) even if such encumbrance is inferior to this Mortgage, without the prior express written consent of the Bank.  The Borrower shall not declare or otherwise subject the Property to any form of common interest ownership including, but not limited to, a condominium, cooperative, planned community, or planned unit development form of ownership, without the prior express written consent of the Bank.

Section 3.12.  Transfers of Ownership.  Except as permitted by the Credit Agreement, the Borrower shall not sell or permit any transfer or other disposition, by operation of law or otherwise, of legal or equitable title to or interest in the Property, or any part thereof (including, without limitation, any sale, transfer or disposition of any corporate, partnership or other legal or beneficial interest in the Borrower), without the prior express written consent of the Bank, which consent may be withheld in the Bank’s sole discretion for any reason whatsoever.

Section 3.13.  Expenses.  The Borrower shall pay when due all fees and charges (including reasonable attorneys’ fees) incurred by the Bank in connection with the transactions evidenced by the Obligations and secured by this Mortgage, the insurance of the security represented by this Mortgage, protecting or sustaining the lien of this Mortgage and the enforcement of the Obligations and this Mortgage, all either before or after obtaining judgment of foreclosure of this Mortgage or judgment in or with respect to the Obligations, including, without limitation, all filing, registration, recording, search, appraisal and information fees, all title insurance premiums, all transfer taxes and expenses incident to the execution and acknowledgment of this Mortgage and all other documents securing the Obligations, and all Federal, state and local taxes, duties, stamps, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage and the instruments evidencing the Obligations.  Such fees and charges shall be secured by the lien of this Mortgage and shall accrue interest at the rate set forth in the Credit Agreement and Note.

Section 3.14.  Priority of Lien; After-Acquired Property.  This Mortgage is and will be maintained as a valid mortgage lien on the Property subject only to the Permitted Encumbrances.  All property of every kind acquired by the Borrower after the date hereof which, by the terms hereof, is required or intended to be subjected to the lien of this Mortgage shall, immediately upon the acquisition thereof by the Borrower, and without any further mortgage, conveyance, assignment or transfer, become subject to the lien of this Mortgage.  Any real property or easement across real property adjoining or adjacent to the Property which is used for access to, providing utility service to or is granted in lieu of a cash award for a condemnation of any portion of the Property now existing or hereafter acquired shall be subject to the lien of this Mortgage.  The Borrower will do, execute, acknowledge and deliver all and every such further conveyances, mortgages, and assurances as the Bank shall reasonably require for accomplishing the purposes of this Mortgage.  If any action or proceeding shall be instituted to recover possession of the Property or for the foreclosure of any other mortgage or for any other purpose affecting the Property or this Mortgage, the Borrower will immediately, upon service thereof on or by the Borrower, deliver to the Bank a true copy of each petition, summons, complaint, notice, motion, order to show cause, and all other process, pleadings and papers, however designated, served in any such action or proceeding.

Section 3.15.  Waiver and Modification.  Whether or not for additional interest or other consideration paid or payable to the Bank, no forbearance on the part of the Bank or extension of the time for the payment of the whole or any part of the Obligations secured hereby, or any other indulgence given by the Bank to the Borrower or to any other party claiming any interest in or to the Property, shall operate to release or in any manner affect the original liability of the Borrower, or the priority of this Mortgage or to limit, prejudice or impair any right of the Bank, including, without limitation, the right to realize upon the security, or any part thereof, for the Obligations secured hereby or any of them, notice of any such extension, forbearance or indulgence being hereby waived by the Borrower and all those claiming by, through or under the Borrower.  No consent or waiver, express or implied, by the Bank to or of any default by the Borrower shall be construed as a consent or waiver to or of any further default in the same or any other term, condition, covenant or provision of this Mortgage or of the Obligations secured hereby.  Borrower waives presentment, demand, notice, protest, notice of acceptance of this Mortgage, notice of loans made, credit extended or other collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect both to the Obligations and the Property, Borrower assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of the Property, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Bank may deem advisable.  Bank shall have no duty as to the collection or protection of the Property or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.  Bank may exercise its rights with respect to the Property without resorting or regard to other collateral or sources of reimbursement for liability.  Bank shall not be deemed to have waived any of its rights upon or under the Obligations or the Property unless such waiver be in writing and signed by Bank.

Section 3.16.  Fixtures and Equipment; Financing Statement.  This Mortgage constitutes a security agreement under the Uniform Commercial Code as enacted in the State of Connecticut, and the Borrower hereby grants to the Bank to secure the payment and performance of the Obligations and also to secure the performance of all agreements and covenants herein contained, a security interest in all fixtures, Building Service Equipment and any other property (hereinafter referred to as the “Personalty”) included in the Property, now owned or hereafter acquired by the Borrower, which might otherwise be deemed “personal property” (and all accessions thereto and the proceeds thereof).  The Borrower covenants and agrees that, upon the subsequent acquisition of fixtures, Personalty or Building Service Equipment, it will provide to the Bank such further assurances as may be required by the Bank to establish the Bank’s first and prior security interest in such fixtures, Personalty and Building Service Equipment.  IT IS INTENDED BY THE GRANTOR AND THE GRANTEE THAT THIS MORTGAGE BE EFFECTIVE AS A FINANCING STATEMENT FILED WITH THE REAL ESTATE RECORDS AS A FIXTURE FILING.  The Borrower shall execute, deliver and cause to be recorded and filed from time to time with all necessary public offices, at the Borrower’s sole cost and expense, continuation statements and such other instruments as will maintain the Bank’s priority of security in all fixtures, Personalty and Building Service Equipment.  If Borrower shall fail to furnish any such financing and continuation statements within ten (10) days after their request by the Bank, then, pursuant to the provisions of the Uniform Commercial Code, Borrower hereby authorizes the Bank, without signature of the Borrower, to execute and file any such financing and continuation statements.  The filing of any financing or continuation statements in the office of the Secretary of the State shall not be construed as in any way impairing the right of the Bank to proceed against fixtures, Personalty or Building Service Equipment as real property.

Section 3.17.  Zoning Changes.  The Borrower shall submit to the Bank for its prior written approval all applications and other information relating to any proposed zoning change, variance or other action with respect to the use of the Property or any portion thereof.

Section 3.18.  Change in Management.  Subject to the terms and conditions of the Credit Agreement, the Borrower shall submit to the Bank for its review and prior written approval all information relating to any proposed change in the management of the Property or the business conducted thereon.

SECTION 4
DEFAULT AND REMEDIES

Section 4.1.  Default; Acceleration of Obligations.  If an Event of Default shall occur, then the Bank may exercise the remedies provided under this Mortgage, under the Credit Agreement, under the Note, under the other Loan Documents or under the laws of the State of Connecticut or any one or more of such remedies.

Section 4.2.  Remedies Cumulative.  No remedy herein conferred on the Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing.

Section 4.3.  Right of Mortgagee to Cure an Event of Default.  If an Event of Default shall occur, the Bank shall have the right, but without any obligation so to do, to cure such default for the account of the Borrower and to make any payment or take any action necessary to effect such cure.  Without limiting the generality of the foregoing, the Borrower hereby authorizes the Bank to pay all taxes, sewer use fees, water rates and assessments, with interest, costs and charges accrued thereon, which may at any time be a lien upon the Property, or any part thereof; to pay the premiums for any insurance required hereunder; to incur and pay reasonable expenses in protecting its rights hereunder and the security hereby granted; and to pay any balance due under any security agreement on any fixtures and equipment included as a part of the Property; and the payment of all amounts so incurred shall be secured hereby as fully and effectually as any other obligation of the Borrower secured hereby.  If the Bank shall make any payment or take action in accordance with this Section 4.3, the Bank will give to the Borrower written notice of the making of any such payment or the taking of any such action.  In any such event, the Bank and any person designated by the Bank shall have, and is hereby granted, the right to enter upon the Property at reasonable times and from any time and from time to time for the purpose of taking any such action, and all monies expended by the Bank in connection therewith (including, but not limited to, reasonable legal expenses and disbursements), together with interest thereon at the Default Rate as specified in the Credit Agreement (or the highest rate permitted by law, whichever shall be less), from the date of each such expenditure, shall be paid by the Borrower to the Bank forthwith upon demand by the Bank, and shall be secured by this Mortgage, and the Bank shall have, in addition to any other right or remedy of the Bank, the same rights and remedies in the event of non-payment of any such sums by the Borrower as in the case of a default by the Borrower in the payment of any installment of principal or interest due and payable under the Credit Agreement.

Section 4.4.  Foreclosure.  Without limiting any of the Bank’s rights set forth in Section 4.5 hereof, if an Event of Default shall occur, the Bank may foreclose this Mortgage and exercise its rights as a secured party for all or any portion of the Obligations which is then due and payable, subject to the continuing lien of this Mortgage for the balance not then due and payable.

Section 4.5.  Possession of Property; Appointment of Receiver.

(a)
Without limiting any of the Bank’s rights set forth in Section 4.4 hereof, if an Event of Default shall occur the Bank may, at its option: (i) enter upon and take possession and control of the Property and the Property Income with those rights and powers more particularly set forth in Section 4.5(b) hereof; (ii) make application to a court of competent jurisdiction for and obtain the immediate ex parte appointment of a receiver authorized to immediately enter upon and take possession and control of the Property and the Property Income with those rights and powers more particularly set forth in Section 4.5 (b) hereof; and (iii) without taking possession and control of the Property, immediately (with or without commencing any legal action or proceeding in any court of competent jurisdiction) collect directly all Property Income in the place and stead of the Borrower with full rights and powers to notify all parties liable to make payments of Property Income to make said payments directly to the Bank or its agents, and the Bank or its agents shall have the further power and authority to sue for or otherwise collect and receive all Property Income.

(b)
In the event the Bank or a receiver enters upon and takes possession and control of the Property and/or the Property Income pursuant to Section 4.5(a) hereof, said person or entity shall, in addition to such other rights and powers as may subsequently be authorized, have the right and power to (i) operate, manage and control the Property and exercise all the rights and powers of the Borrower in its name or otherwise with respect to the same; (ii) make all necessary and proper maintenance, repairs, replacements, and improvements to the Property; (iii) collect and receive all Property Income; and (iv) enforce all terms of existing contracts pertaining to the Property and enter into such new contracts as the Bank or the receiver may determine necessary in their sole discretion.

(c)
All Property Income collected by the Bank, the Bank’s agent or a receiver, pursuant to Section 4.5(a) hereof, shall be applied in such order of priority as the Bank may determine in its sole discretion to (i) interest and principal due on the Obligations; (ii) taxes, assessments and insurance premiums due with respect to the Property and/or the business operations conducted from the Property; (iii) all costs and expenses of operating, maintaining, repairing and improving the Property; and (iv) the compensation, salaries, expenses and disbursements of any agents, employees, attorneys or other representatives of the Bank, the Bank’s agent or the receiver in connection with the possession, control and/or operation of the Property and the business operations conducted therefrom.

(d)
The Bank, its agents, or any receiver acting pursuant to Section 4.5(a) hereof shall in no event be liable or accountable for more monies than actually are received from the Property during the period which the Bank, its agent or any receiver actually is in possession and control of the Property.  Neither the Bank, its agents or any receiver shall be liable or accountable in any manner for the failure to collect Property Income for any reason whatsoever.

(e)
All costs, expenses and liabilities of every character incurred by the Bank in managing, operating and maintaining the Property, not paid from Property Income as herein above provided, shall constitute advances by the Bank pursuant to Section 4.3.

(f)
In the event of foreclosure, the Bank, its agent or any receiver acting pursuant to Section 4.5(a) hereof may, if a deficiency exists, remain in possession of the Property until (i) the foreclosure sale; (ii) the redemption of the Property; or (iii) the expiration of any redemption period of the United States of America extending subsequent to the foreclosure sale.  The Bank, its agents or the receiver shall incur no liability for, nor shall the Borrower assert any claim or setoff as a result of, any action taken while the Bank, its agent or a receiver is in possession of the Property.

Section 4.6.  Uniform Commercial Code.  If the provisions of the Uniform Commercial Code as enacted in the State of Connecticut are applicable to any property or security given to secure the indebtedness secured hereby which is sold in combination with or as a part of the Property, or any part thereof, at one or more foreclosure sales, any notice required under such provisions shall be fully satisfied by any notice given in connection with such foreclosure sales of the Property or any part thereof.

Section 4.7.  Rights Cumulative.  Each right, power and remedy conferred upon the Bank by this Mortgage, the Credit Agreement, the Note and the other Loan Documents, and conferred by law or in equity, is cumulative and in addition to every other right, power and remedy herein or therein set forth or otherwise so existing, may be exercised from time to time, as often, and in such order, as may be deemed expedient by the Bank, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of, or discontinuance by, the Bank in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any default or acquiescence therein.  To constitute a waiver, there must be a writing signed by an officer of the Bank and directed to the Borrower, specifying the waiver.

No delay or omission of the Bank to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy nor shall it be construed to be a waiver of any such default or an acquiescence therein, and every right, power and remedy given by this Mortgage to the Bank may be exercised from time to time and as often as may be deemed expedient by the Bank.

In case the Bank shall have proceeded to enforce any right or remedy under this Mortgage, the Credit Agreement, the Note or the other Loan Documents by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Bank, then and in every such case the Borrower and the Bank shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Bank shall continue as if no such proceeding had been taken.  In the event of a breach or default or an Event of Default under this Mortgage, the Credit Agreement, the Note or other Loan Documents, the Borrower agrees to pay and to indemnify and hold harmless the Bank for all reasonable expenses, attorneys’ fees, taxes and other court costs occasioned by such breach or default.

Section 4.8.  No Merger. In the event the Bank shall acquire title to the Property by conveyance from the Borrower or as a result of the foreclosure of any other mortgage which the Bank at any time holds with respect to the Property, this Mortgage shall not merge in the fee of the Property but shall remain and continue as an existing and enforceable lien for the Obligations secured hereby until the same shall be released of record by the Bank in writing.

SECTION 5
MISCELLANEOUS

Section 5.1.  Notices.  All notices, requests and other communications hereunder shall be made in writing (including telex and telecopy communications), shall be sent by first-class mail, postage prepaid, or sent by commercial overnight courier delivery service, charges prepaid, or sent by telex, telecopier or hand delivery, addressed as follows:

(a) If to the Borrower, at:

EDAC Technologies Corporation
1806 New Britain Avenue
Farmington, CT 06032
Attn:  Dominick Pagano, President

With a copy to:

Robinson & Cole LLP
280 Trumbull Street
Hartford, CT  06103-3597
Attn.:Edward J. Samorajczyk, Esq.

or at such other address for notice as the Borrower shall last have furnished in writing to the person giving the notice;

(b)If to the Bank, at:

TD Bank, N.A.
102 West Main Street
New Britain, CT 06050-0174
Attn:  John E. Cookley, Senior Vice President

With a copy to:

Updike, Kelly, & Spellacy, P.C.
100 Pearl Street
P.O. Box 231277
Hartford, CT 06123-1277
Attn: Robert J. Martino, Esq.

or at such other address for notice as the Bank shall last have furnished in writing to the person giving the notice.

Section 5.2.  COMMERCIAL WAIVER.  THE BORROWER AND EACH AND EVERY ENDORSER, GUARANTOR AND SURETY OF THE OBLIGATIONS SECURED BY THIS MORTGAGE, AND EACH OTHER PERSON WHO IS OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THE OBLIGATIONS SECURED BY THIS MORTGAGE, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS MORTGAGE IS A PART IS A COMMERCIAL TRANSACTION AND WAIVE THEIR RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AS AMENDED OR BY OTHER APPLICABLE LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE BANK MAY DESIRE TO USE.

SECTION 5.3.  JURY TRIAL WAIVER.   BORROWER AND BANK (BY ACCEPTANCE OF THIS MORTGAGE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF BANK RELATING TO THE ADMINISTRATION OF THE LOAN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THIS MORTGAGE AND MAKE THE LOAN.

Section 5.4.  Open-End Mortgage.  This is an “open-end” mortgage and the Bank and any other holder hereof shall have all the rights, powers and protection to which the holder of any open end mortgage is entitled under Section 49-2 of the Connecticut General Statutes, as amended.

Section 5.5.  Cross Default.  The Borrower acknowledges and agrees that the occurrence of an Event of Default under the terms of this Mortgage shall constitute a default under the other Loan Documents in effect at the time of any such default and under the documents evidencing any other loan now existing or hereafter made by the Bank to the Borrower, and a default under the other Loan Documents or any of them or any of said existing or future loans shall constitute an Event of Default under this Mortgage.

Section 5.6.  Expenses.  The Borrower will pay all expenses arising out of the preparation, administration, amendment, protection, collection and/or other enforcement of this Mortgage (including, without limitation, the reasonable fees and expenses of the Bank’s legal counsel, accountants and appraisers).

Section 5.7.  Stamp Tax.  The Borrower will pay any stamp or other tax which becomes payable in respect of this Mortgage.

Section 5.8.  Schedules and Exhibits.  The Schedules and Exhibits which are attached hereto are and shall constitute a part of this Mortgage.

Section 5.9.  This Mortgage and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Connecticut (the “Governing State”) (excluding the laws applicable to conflicts or choice of law).

BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS MORTGAGE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF CONNECTICUT OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON BORROWER BY MAIL AT THE ADDRESS SET FORTH IN SECTION 5.1 OF THIS MORTGAGE.  BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

Section 5.10.  Survival of Representations.  All representations, warranties, covenants and agreements contained in this Mortgage shall continue in full force and effect until all of the Obligations shall have been paid in full.

Section 5.11.  Amendments.  No modification or amendment of this Mortgage shall be effective unless same shall be in writing and signed by the parties hereto.

Section 5.12.  Successors and Assigns.  This Mortgage shall be binding upon and shall inure to the benefit of the Borrower, the Bank and their respective permitted successors and assigns.

Section 5.13.  Severability.  Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.14.  Headings.  All article and section headings in this Mortgage are included for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose.

Section 5.15.  Interpretation and Construction.  The following rules shall apply to the interpretation and construction of this Mortgage unless the context requires otherwise: (a) the singular includes the plural and the plural, the singular; (b) words importing any gender include the other genders; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes; (d) references to “writing” includes printing, photocopying, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; (f) references to the introductory paragraph, preliminary statements, articles, sections (or subdivisions of sections), exhibits or schedules are to those of this Mortgage unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Mortgage; (h) references to persons include their respective permitted successors and assigns; and (i) “or” is not exclusive.

Section 5.16.  Replacement of Promissory Note.  Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

NOW THEREFORE, if the indebtedness which in accordance with the provisions hereof shall be secured hereby, and any extensions or renewals thereof and any and all other amounts due hereunder, under the Credit Agreement, the Note, and the other Loan Documents shall be well and truly paid according to their tenor, and if all agreements and provisions contained in the Credit Agreement, the Note, the other Loan Documents and herein are fully kept and performed, then this Mortgage shall become null and void; otherwise to remain in full force and effect.

[remainder of page intentionally left blank; signature page follows]

[signature page to Open-End Mortgage Deed and Security Agreement]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Mortgage as of this 31st day of May, 2012.

Signed, sealed and delivered
in the presence of:BORROWER:

EDAC TECHNOLOGIES CORPORATION

/s/____________________                                                     By: /s/Glenn L. Purple
Name: Glenn L. Purple
Its Chief Financial Officer
/s/                                                                                                  Duly Authorized

STATE OF CONNECTICUT  )
)  at Hartford
COUNTY OF HARTFORD)

On this the 31st day of May, 2012, before me, the undersigned officer, personally appeared Glenn L. Purple known to me (or satisfactorily proven) to be the Chief Financial Officer of EDAC TECHNOLOGIES CORPORATION and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

/s/________________________________
Notary Public/My Commission Expires:
Commissioner of the Superior Court

Exhibit A

(a)All that certain tract or parcel of land more particularly described and set forth in Schedule 1 attached hereto to this Exhibit A and made a part hereof;

(b)All tenements, hereditaments, easements, appurtenances, passages (and all waters, water courses and riparian rights, if any), pipes, conduits, electrical and other utility lines, other rights, liberties and privileges thereof or in any way now or hereafter appertaining to the Property, including any other claim at law or in equity as well as any after acquired title, franchise or license and the reversion and reversions and remainder and remainders thereof, and all of the estate, right, title, claim or demand whatsoever of the Borrower therein and in the streets, ways and areas adjacent thereto;

(c)All buildings and other improvements of every kind and description now or hereafter erected or placed on the Property or any part thereof owned by the Borrower, and all of the right, title and interest of the Borrower in and to all materials intended for construction, reconstruction, alteration and repairs of such improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Property immediately upon the delivery thereof to the Property, and all fixtures, Building Service Equipment, and all renewals or replacements thereof or articles in substitution therefor; it being mutually agreed that all the aforesaid property owned or to be owned by the Borrower and placed by it on the Property and such buildings and improvements shall, so far as permitted by law, be deemed to be affixed thereto and covered by this Mortgage;

(d)All of the estate, right, title and interest now owned or hereafter acquired by the Borrower in and to any and all sidewalks and alleys and all strips and gores of land, adjacent to or used in connection with the Property;

(e)All present and future leases and licenses of space in the buildings and improvements now or hereafter erected on the Property (collectively “leases”, and individually “lease”) and the rents, revenues, income, issues and profits thereunder subject, however, to the right of the Borrower to receive and use the same and to exercise all rights and privileges as landlord under all of the leases until an Event of Default shall have occurred and be continuing under this Mortgage, together with all the rights and privileges of the Borrower as landlord thereunder;

(f)      All unearned premiums accrued, accruing or to accrue under any and all insurance policies now or hereafter obtained by the Borrower pursuant to the provisions of the Mortgage;

(g)All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, but without limitation, proceeds of insurance provided for in this Mortgage and proceeds of condemnation awards and awards for restriction of access to, or change of grade of, streets;

(h)All transferable building service, building maintenance, construction, management and other similar agreements and contracts, written or oral, express or implied, now or hereafter entered into arising or in any manner related to the construction, design, improvement, use, operation, occupation, enjoyment, sale, conversion or other disposition (voluntary or involuntary) of the Property, or the buildings and improvements now or hereafter located thereon, or any other interest in the Property, or any combination thereof, including all property management agreements, sales contracts, contract deposits, earnest money deposits, prepaid items and payments due and to become due thereunder, and further including all payment and performance bonds, construction guaranties, warranties, construction contracts, architects’ agreements, general contract agreements, design agreements, engineering agreements, technical service agreements, architectural plans and specifications, sewer and water and other utility agreements, permits, approvals, licenses, building permits, service contracts, advertising contracts, purchase orders and equipment leases; and

(i) All proceeds and products of the foregoing of every type.

All of the foregoing described property, rights, privileges, interests and franchises more particularly described in paragraphs (a) through (i) above herein granted are intended to be, and are collectively referred to herein as, the “Property.”

Schedule 1 to Exhibit A

PARCEL ONE:

Second piece Commencing at a cement bound at the Junction of the easterly line of East Street and the northerly line of land of The New York, New Haven and Hartford Railroad Company, thence running northeasterly along said easterly line of East Street 232 feet to a cement bound in the southerly line of land now or formerly of Frank G. Boardman, thence running easterly along the southerly line of land now or formerly of said Boardman 109.49 feet to a cement bound; thence running northeasterly along the southerly line of land now or formerly of said Boardman, land now or formerly of George W. Bartlett, land now or formerly of Thomas J. and Frances B. Rich, land now or formerly of Henry C. Baum, land now or formerly of Julia D. O’Connell, 582.24 feet to a cement bound in the easterly line, of Julia D. O’Connell; thence running northerly along the easterly line of land now or formerly of Julia D. O’Connell 200 feet to the southerly line of New Britain Avenue; thence running northeasterly along the southerly line of New Britain Avenue 167.63 feet to a cement bound in the westerly line of land now or formerly of Emma Geer; thence running southeasterly along the westerly line of land now or formerly of Emma Geer and land now or formerly of Marianna and Constantino Certani 511.40 feet to a cement bound; thence running easterly along the southerly line of land now or formerly of Marianna and Constantino Certani 32.40 feet to a cement bound in the westerly line of land now or formerly of Sophie Carucci; thence running southerly along the westerly line of land now or formerly of Sophie Carucci, land now or formerly of Catherine Graham Estate, land now or formerly of Ralph French, land now or formerly of Helen P. Westergren, Sparks Street, and land now or formerly of Finance Discount Corporation 438.90 feet to a cement bound in the northerly line of land of The New York, New Haven and Hartford Railroad Company 794.20 feet to a cement bound; thence running southwesterly along the westerly line of land of The New York, New Haven and Hartford Railroad Company 18.51 feet to a cement bound; thence running westerly along the northerly line of land of The New York, New Haven and Hartford Railroad Company 341 feet to point of beginning.

Bounded: Northerly by land now or formerly of Frank G. Boardman, land now or formerly of George W. Bartlett, land now or formerly of Thomas J. and Frances B, Rich, land now or formerly of Henry C. Baum, land now or formerly of Julia D. O’Connell, New Britain Avenue, land now or formerly of Emma Geer, and land now or formerly of Marianna and Constantino Certani, partly by each; easterly by land now or formerly of Sophie Carucci, land now or formerly of Catherine Graham Estate, land now or formerly of Ralph French, land now or formerly of Helen P. Westergren, Sparks Street, land now or formerly of Finance Discount Corporation, and land of The New York, New Haven and Hartford Railroad Company, partly by each, southerly by land of The New York New Haven and Hartford Railroad Company, and westerly by land now or formerly of Julia D. O’Connell and East Street.

Being the same land described on Map of The Trumbull Electric Manufacturing Company 1948, entitled “Map of Property Located on East St, and New Britain Avenue, Plainville, Connecticut, June 22,1948, Scale 1”=40’” drawn by Joseph N. McKernan, civil engineer, and on file or to be placed on file in the Plainville Land Records Office.

PARCEL TWO:

In and to all that certain piece or parcel of land situate, lying and being In the Town of Plainville, County of Hartford and State of Connecticut, delineated and shown on a certain map hereto attached and made a part hereof entitled “New York, New Haven and Hartford Railroad Office of Engineer Real Estate Surveys Land in Plainville, Connecticut To be Conveyed to General Electric Company Scale 1 in = 50 ft November, 1951 Revised April 10,1953 and bounded and described as follows:

BEGINNING at a point marked by a stone monument set in the northeasterly corner of the following described premises, said point being distance 48 feet northerly from station 6889/74 more or less of the monumented center line of the railroad formerly leading from Boston to Hudson River, measured at right angles thereto; thence southeasterly bounding southeasterly on remaining railroad land, 50 feet, more or less, to a point distant 33 feet northerly from station 6890/22 of said center line measured at right angles thereto.

Thence westerly in a line parallel with and distant 33 feet northerly from and measured at right angles to said center line bounding southerly on remaining railroad land 757 feet, more or less to a point opposite station 6897/79 more or less of said center line.

Thence northeasterly bounding northwesterly on land of the General Electric Company 18.5 feet, more or less to a point distant 48 feet northerly from station 6897/68 more or less of said center line, measured at right angles thereto.

Thence easterly in a line parallel with and distant 48 feet northerly from and measured at right angles to said center line, bounding northerly on said land of the General Electric Company, 794 feet, more or less to the point or place of beginning.

TOGETHER WITH an Easement to General Electric Company dated August 4,1952 and recorded August 14, 1952 in Volume 88 at Page 6 of the Plainville Land Records.

TOGETHER WITH and Easement to General Electric Company dated January 19,1962 and recorded February 21, 1962 in Volume 124 at Page 33 of the Plainville Land Records.

PARCEL THREE:

Known and designated as Lot Nos. 58, 59, 60 and 61 on a Map of Victor Terrace, Plainville, Connecticut, owned by The Eastern Land Trust Providence, RI Scale 1”=40’ May 17,1919, Hall & Bacon, engineers on file in the office of the Town Clerk of said Town of Plainville, and more particularly bounded and described as follows, to wit.

Bounded: Easterly by Sherman Street, 200 feet; Southerly by Lot No. 62 as shown on said map, 98.0 feet; Westerly by land now or formerly of Constantino Certani, 201.8 feet; and Northerly by Lot No. 57 as shown on said map, 124.04 feet.

PARCEL FOUR:

Known and designated as Lot Nos. 65, 66 and 67 on the map hereinbefore referred to and more particularly bounded and described as follows, to wit:

Bounded: Easterly by Sherman Street, 140 feet; Southerly by Sparks Street, 116,0 feet; Westerly by land of Trumbull Wheeler, et a or assigns, 167,77 feet; and Northerly by Lot No. 64 as shown on said map, 101.05 feet.

PARCEL FIVE:

Or ought to have in and to a certain piece or parcel of land with all buildings and improvements thereon and appurtenances thereof, situated in said Town of Plainville and bounded and described as follows:

Known and designated as Lot No. 64 on a Map of Victory Terrace, Plainville, Connecticut, owned by The Eastern Land Trust Providence, RI Scale 1”=40’, May 17, 1919, Hall & Bacon engineers on file in the Office of the Town Clerk in said Town of Plainville, and more particularly bounded and described as follows, to wit:

Bounded: Easterly by Sherman Street, 50 feet; Southerly by Lot No. 65 as shown on said map, land now or formerly of General Electric Company, 101.05 feet; Westerly by land now or formerly of the Trumbull Electric Manufacturing Company, 50.16 feet; and Northerly by Lot No. 63 as shown on said map land now or formerly of John Certani, 97.57 feet.

PARCEL SIX:

A certain piece or parcel of land with all buildings and improvements thereon, situated on the easterly side of East Street In the Town of Plainville, County of Hartford and State of Connecticut, and being shown as property of “Fran G. Boardman” which bounds solely on East Street on a certain Map entitled “Map of Property Belonging to Frank G. Boardman Located on East Street and New Britain Avenue, Plainville, Connecticut, June 16,1948 Scale 1”=40’ Joseph N. McKernan, Civil Engineer”, which Map is on file in the Plainville Town Clerk’s Office, and being more particularly bounded and described as follows, to wit:

Northerly by land now or formerly of Standard Investors, Inc. on hundred eighty-nine and thirty-five one-hundredths (189.35) feet; Easterly by land now or formerly of Standard Investors, Inc., thirty-seven and five tenths (37.5) feet; Southerly by land now or formerly of General Electric Company, two hundred fifty-nine and forty-nine one-hundredths (259.49) feet; and Westerly by the highway, East Street, one hundred seventy-three (173) feet.

PARCEL SEVEN:

Certain parcel of land situated in the Town of Plainville, County of Hartford and State of Connecticut, on the southwesterly side of Hooker Street, containing 0.13 of an acre, more or less, bounded and described as follows:

Northerly and Northeasterly by the southerly highway line of New Britain Avenue and by the southwesterly highway line of Hooker Street, as established by this instrument, each in part, a total distance of 283 feet, more or less, by a line designated “Release Line,” as shown on the map hereinafter referred to, Southerly and Southwesterly by land now or formerly of General Electric Company, 286 feet, more or less.

The above described land comprises a portion of the premises acquired by the State of Connecticut from the General Electric Company by a Certificate of Condemnation recorded in Volume 144 at Page 547 of the Plainville Land Records.

For a more particular description of the above described premises, reference is made to map to be filed in the Plainville Town Clerk’s Office, entitled “Town of Plainville, Map Showing Land Released To General Electric Company by The State of Connecticut, Route 72 (Limited Access Highway), Scale 1”=40’, October, 1976, Karl F, Crawford, Transportation Chief Engineer Bureau of Highways, Town No. 109, Project No, 109,73, Serial No, 59A, Sheet 1 of One Sheet.

PARCEL EIGHT:

That certain parcel of land situated in the Town of Plainville, County of Hartford and State of Connecticut, on the southerly side of relocated Hooker Street, containing 0.17 of an acre, more or less, bounded and described as follows:

Northerly by relocated Hooker Street, 431 feet, more or less, by a line 27 feet southerly from and parallel with the base line of relocated Hooker Street, as shown on the map hereinafter referred to Northeasterly by relocated Hooker Street, 21 feet, more or less, by a straight line extending from the easterly terminus of the above-described line, opposite and at right angles to Station 6-30 right of said base line, southeasterly to the northeasterly property corner of land of the General Electric Company, being in the westerly street line of Sherman Avenue, as shown on said map, Southwesterly by land of the General Electric Company, 20 feet, more or less, Southerly by land of the General Electric Company, 318 feet, more or less, Southwesterly by land of the General Electric Company, 117 feet, more or less, Northwesterly running to a point.

Being a portion of the premises acquired by the State of Connecticut from the Estate of Constantino Certani as described in a Certificate of Condemnation recorded in Volume 146 at Page 231 of the Plainville Land Records, from the General Electric Company as described In a Certificate of Condemnation recorded in Volume 144 at Page 547 of said land records, and from Evelyn E. Lassy by a Warranty Deed recorded In Volume 137 at page 521 of said land records.

For a more particular description of the above-described premises, reference is made to a map to be filed in the Plainville Town Clerk’s Office, entitled “Town of Plainville, Map Showing Land Released to General Electric Company by The State of Connecticut, Connecticut Route 72 (Hooker Street), Scale 1”=40’, June, 1980, Frank M, D’Addabbo, Deputy Transportation Commissioner Bureau of Highways, Town No, 109, Project No, 109,73, Serial No. 94, Sheet 1 of 1 Sheet.

PARCEL NINE:

All that certain piece or parcel of land situated, lying and being in the Town of Plainville, County of Hartford and State of Connecticut, known as No. 8 New Britain Avenue and situated on the southeasterly corner of the Intersection of the highways known as New Britain Avenue and East Street in said Town and being the premises shown on a map entitled “Property of Standard Investors, Inc., Plainville, Connecticut” and which map was prepared by Megson & Hyyppa, Civil Engineers, Glastonbury, Connecticut Scale 1”=10’, dated 10/13/59 and numbered Map No. 79-59-1 and which map is recorded in the Plainville Land Records.  Said premises are more particularly bounded and described as follows:

Beginning at a point on the easterly street line of East Street at the southwesterly corner of the herein described premises, running thence at a bearing of N 34° 30’ 00” E along the said easterly street line of East Street for a distance of 27.40 feet to a point, running thence at a bearing of N 79° 38’ 00” E along the southerly street line of New Britain Avenue for a distance of 168.10 feet to a point, running thence at a bearing of N 81° 24’ 00” E along the said southerly street line of New Britain Avenue for a distance of 46.00 feet to a point, running thence at a bearing of S 7° 08’ 00” E along land of George W. Bartlett for a distance of 199.57 feet to a point; running thence at a bearing of S 82° 43’ 00” W along land of The General Electric Company for a distance of 95.00 feet to a point; running thence at a bearing of N 7° 17’ 00” W along land of Frank G. Boardman for a distance of 37.50 feet to a point; running thence at a bearing of N 53° 21’ 40” W along land of said Frank G. Boardman for a distance of 189.63 feet to the place of beginning.

The map referred to in the above description was filed in the Plainville Land Records on October 15, 1959.

PARCEL TEN:

A certain piece or parcel of land, with the buildings thereon, situated in said Town of Plainville, on the northwesterly side of Sherman Street, known as Lot Nos. 62 and 63 on a map entitled “Victory Terrace, Plainville Connecticut owned by The Eastern Land Trust, Providence, RI Scale 1”=40’ May 17, 1919 Hall & Bacon Engineers” on file in the Town Clerk’s Office of said Town of Plainville, and more particularly bounded and described as follows, to wit:

Northeasterly by land now or formerly of the General Electric Company, Lot No. 61 on said map, ninety-eight (98) feet, southeasterly by Sherman Street, one hundred (100) feet; Southwesterly by land now or formerly of the General Electric Company, Lot No 64 on said map, ninety-seven and fifty-seven one-hundredths (97.57) feet, and Northwesterly by land now or formerly of the General Electric Company and the Estate of Constantino Certani, partly by each.  In all, one hundred and two one-hundredths (101.02) feet.

PARCEL ELEVEN:

In and to a certain piece or parcel of land, with all buildings and improvements thereon, situated to the rear of the southerly line of Hooker Street, in the Town of Plainville, County of Hartford and State of Connecticut, and being more particularly bounded and described as follows, to wit:

Northerly by land now or formerly of State of Connecticut, which borders on Hooker Street, two hundred thirty-four (234) feet, more or less, Easterly by land now or formerly of General Electric Company; Southerly by land now or formerly of General Electric Company; and Southwesterly by land now or formerly of General Electric Company.

Together with rights of access over land now or formerly of State of Connecticut, contiguous and adjoining to the north for purposes of access to and from Hooker Street.

PARCEL TWELVE:

First Piece: Known as No. 10 New Britain Avenue and bounded:

Northerly by New Britain Avenue, one hundred one and thirty-seven one-hundredths (101.37) feet; Easterly by the Second Piece hereinafter described, two hundred (200) feet; Southerly by other land now or formerly of the releasee herein, one hundred two and twenty-four one-hundredths (102.24) feet; and Westerly by land now or formerly of Chevron Oil Company, one hundred ninety-nine and two tenths (199.2) feet.

PARCEL THIRTEEN:

Second Piece: Known as No, 12 New Britain Avenue and bounded:

Northerly by New Britain Avenue, sixty (60) feet; Easterly by the Third Parcel hereinafter described, two hundred (200) feet; Southerly by other land now or formerly of the releasee herein, sixty (60) feet; and Westerly by the First Piece hereinabove described, two hundred (200) feet.

PARCEL FOURTEEN:

Third Piece: Known as No. 14 New Britain Avenue and bounded:

Northerly by New Britain Avenue, seventy-five (75) feet; Easterly by the Fourth Piece hereinafter described, two hundred (200) feet; Southerly by other land now or formerly of the releasee herein, seventy-five (75) feet; and Westerly by the Second Piece hereinabove described two-hundred (200) feet.

PARCEL FIFTEEN:

Fourth Piece: Known as No. 16 Britain Avenue and bounded:

Northerly by New Britain Avenue, one hundred (100) feet, more or less; Easterly by other land now or formerly of the releasee herein, one hundred eighty-six (186) feet, more or less; Southerly by other land now or formerly of the releasee herein one hundred (100) feet; and Westerly by the Third Piece hereinabove described, two hundred (200) feet.

AS TO ALL PARCELS BORDERING SHERMAN STREET:

Excepting Therefrom that certain parcel taken by the State of Connecticut in a Certificate of Taking dated June 24,1965 and recorded July 1,1965 in Volume 144 at Page 547 of said Land Records, NOTE: Portions of said land were conveyed back to General Electric Company in Volume 190 at page 629 and Volume 209 at Page 553 of said Land Records.

AS TO ALL PARCELS BORDERING EAST STREET AND NEW BRITAIN AVENUE:

Excepting Therefrom that certain parcel of land conveyed to the State of Connecticut in a Warranty Deed dated December 17, 1997 and recorded January 5,1998 in Volume 341 at Page 550 of said Land Records.